UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 12, 2010


                       NORTH AMERICAN GOLD & MINERALS FUND
             (Exact name of registrant as specified in its charter)

          Nevada                       333-141426                    N/A
(State or Other Jurisdiction          (Commission               (IRS Employer
     of Incorporation)                File Number)           Identification No.)

848 N. Rainbow Blvd. # 3003, Las Vegas, NV                          89107
 (Address of Principal Executive Offices)                        (Zip Code)

                                 (702) 635-8146
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 8.01 OTHER EVENTS

On August 12, 2010 the Company entered into an agreement with Western Diversified Mining Resources, Inc. ("Western") pursuant to which the Company agreed to acquire Western's 23.22% shareholding in Bouse Gold Inc. and Western's 46.84% shareholding in South Copperstone Inc. for 12,096,115 shares of the Company's Series A Preferred Stock and 29,334,212 shares of the Company's Series B Preferred Stock. The Agreement is subject to several conditions of closing. The Company anticipates that Closing will occur no later than August 17, 2010.

BOUSE GOLD, INC.

The Bouse Gold property includes 360 acres of mining claims (18 lode claims) in the Plomosa Mining District, two miles west of the town of Bouse, in La Paz County, Arizona. The land is administered by the US Bureau of Land Management
(BLM). It is a former Homestake Gold (Barrick) project which includes the historic Little Butte, Flat Fault and Arrastre Mines. There are numerous shafts, pits and dumps on the property. Reportedly, a majority of the Plomosa Mining District's historic gold production came from Bouse Gold's Little Butte Mine.

At Bouse, a Mid-Tertiary system of epithermal mineralization was introduced into a stacked sequence of lithotectonic units that are located on the northern side of the Plomosa Detachment Fault. Complex epithermal gold, barite and fluorite mineralization is superimposed on earlier copper-specularite mineralization. Gold occurs in laterally extensive breccias and in steeply dipping amethystine-quartz veins.

Past drilling by Tenneco, US Borax and Homestake at Bouse found significant gold bearing intervals in both the breccias and high angle structures. Bouse Gold has copies of drill results for 50+ holes.

The Company's initial plans include compilation of all existing exploration materials on the property, followed by additional geological work viewed as necessary or desirable to identify targets for an initial drill campaign.

SOUTH COPPERSTONE, INC.

The South Copperstone gold property is comprised of 480 acres (24 unpatented lode mining claims) located in the Moon Mountains Mining District, La Paz County, Arizona, about midway between the towns of Parker and Quartzsite. The land is administered by the US Department of Land Management (BLM).

The Company's claims are immediately south of the Copperstone Mine, which it adjoins. South Copperstone's rationale in acquiring the property was the potential, which may or may not be realized, for one or more additional Copperstone ore bodies. The known Copperstone deposit (not owned by the Company) had a 500,000 ton open pit resource of .09 ounce per ton gold that was mined by

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Cyprus Gold in the 1980's.  A reported  underground gold resource at Copperstone is presently being explored by another mining company.

The western edge of the Company's claims has exposed gold - bearing bedrock consisting of banded quartz latite flows intruded by granite. Initial drilling by Callahan Mining at South Copperstone found anomalous gold hosted by quartz and altered quartz latite. This was reportedly consistent with Cyprus Gold drill results from immediately north of the Company's claim block. However, Callahan's drilling was not deep enough to penetrate the mineralized breccia unit that hosts the gold resource at the Copperstone Mine to the north. Initial induced polarization (IP) work by Callahan found anomalous chargeability values to the south of Callahan's claim block in an area that is within South Copperstone's claim block. South Copperstone intends to follow up with a full induced polarization (IP) geophysical grid in order to locate initial drill targets.

ITEM 9.01 EXHIBITS

10.01     Stock  Purchase  Agreement  dated August 12, 2010 by and between North
          American  Gold  &  Minerals  Fund  and  Western   Diversified   Mining
          Resources, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN GOLD & MINERALS FUND


/s/ Ronald Yadin Lowenthal
-----------------------------------
Ronald Yadin Lowenthal
President and Director

August 12, 2010

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